UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2005

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:
(503) 813-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On February 25, 2005, the Utah Public Service Commission approved a settlement that increases annual rates for Utah customers by $51.0 million, or 4.4%, above current levels. The new rates take effect March 1, 2005. The settlement also provides for an allowed return on equity of 10.5% and an agreement that the next general rate case would be filed after February 28, 2006. PacifiCorp’s original increase request of $111.0 million was filed on August 4, 2004.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99. ScottishPower Press Release dated February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By	/s/ Andrew P. Haller
Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date: March 2, 2005